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                                                                  Exhibit 10.6.1

May 8, 2002

Edison Schools Inc.
521 Fifth Avenue, 11th Floor
New York, NY 10175

Dear Ladies and Gentlemen:

On June 20, 2000, Edison Schools Inc. (the "Company") and the undersigned entered into a letter agreement, as amended on March 28, 2002, setting forth the terms of the undersigned's employment with the Company (the "Letter Agreement as Amended"). This letter agreement (the "Second Amendment to Letter Agreement") sets forth an amendment to the Letter Agreement as Amended.

For good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned, intending to be legally bound, hereby agree as follows:

1. The first sentence of paragraph (iv) of the section of the Letter Agreement entitled "Termination/Severance Pay" is hereby deleted in its entirety and the following sentence inserted in lieu thereof:

      "If Edison terminates your employment without cause or if you terminate your employment for "good reason," in addition to any other severance pay to which you may be entitled, the Company will pay you a lump sum of $3.2 million (the "Lump-Sum Severance Payment") within 30 days after the Effective Termination Date."

2. As amended hereby, the Letter Agreement is hereby confirmed to be in full force and effect.

3. This Second Amendment to the Letter Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof.

4. This Second Amendment to the Letter Agreement is governed by the substantive laws of the State of New York.

Please sign below to evidence your agreement to the foregoing.

Sincerely,



/s/  Benno C. Schmidt, Jr.
--------------------------
Benno C. Schmidt, Jr.


ACCEPTED AND AGREED:

EDISON SCHOOLS INC.




By: /s/ H. Christopher Whittle
    ----------------------------
    Name:  H. Christopher Whittle
    Title: CEO and President